Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 23, 2020, is by and among American BriVision (Holding) Corporation with offices located at 44370 Old Warm Springs Blvd., Fremont, CA 94538 (the “Company”), and the undersigned purchasers (each, a “Purchaser,” and collectively, the “Purchasers”).

RECITALS

A. In connection with the Securities Purchase Agreement by and among the parties hereto, dated as of October 23, 2020 (the “Original Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to each Purchaser certain number of units, (the “Units”), each of which consists of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”, such shares contained in the Units, the “Shares”) and a warrant (the “Warrant”) to purchase one of Common Stock (such shares of Common Stock underlying the Warrants, “Warrant Shares”).

B. The Company and the Purchasers anticipate to enter in to certain amendment (the “Amendment”) to the Original Purchase Agreement to change the closing of the transaction contemplated therein to a rolling basis (such Original Purchase Agreement as amended, the “Securities Purchase Agreement”).

C. To induce the Purchasers to enter in to the Amendment and consummate the transactions contemplated by the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers hereby agree as follows:

1. Definitions.

1.1 Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(b) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

(c) “Effective Date” means the date that the applicable Registration Statement has been declared effective by the SEC.

(d) “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration.

(e) “Rule 415” means Rule 415 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC providing for offering securities on a continuous or delayed basis.

(f) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

2. Registration rights; Market stand-off.

2.1 Registration Rights.

(a) Request for Registration. At any time following the commencement of the trading of the Company’s Common Stock on The NASDAQ Capital Market or such other national securities exchange as is reasonably acceptable to the Company (together, the “National Exchanges”, such event, the “Uplisting”), if the Company shall receive a written request from the Purchasers of at least thirty percent (30%) of the Shares and Warrant Shares (together, “Registrable Securities”) then outstanding (the “Initiating Purchasers”) that the Company file a registration statement under the Securities Act covering the registration such number of the Registrable Securities owned by the Purchasers as shall be specified in such request, including, if specified, a “shelf” registration statement on Form S-3 (or if Form S-3 is not then available, Form S-1 or such other form that the Company is eligible to use with respect to the Eligible Securities) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall, within 10 days of the receipt thereof, give notice of such request to all other Purchasers and shall, subject to the limitations of subsection 2.1(b), use all commercially reasonable efforts to effect as soon as practicable the registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) under the Securities Act of all Registrable Securities which the Initiating Purchasers request to be registered, together with any Registrable Securities of any Purchaser joining in such request as are specified in a notice given by any such Purchaser to the Company within 20 days after receipt of the Company’s notice.

(b) Underwritten Offering. If the Initiating Purchasers intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice referred to in Section 2.1(a). The underwriter shall be selected by the Company. The right of any Purchaser to include its Registrable Securities in such registration shall be conditioned upon such Purchaser’s participation in such underwriting. All Purchasers proposing to distribute Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company and the Initiating Purchasers in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Purchasers of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Purchasers, including the Initiating Purchasers, in proportion (rounded to the nearest 100 shares) to the amount of Registrable Securities of the Company then owned by each participating Purchaser; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. For purposes of the preceding apportionment, for any participating Purchaser that is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and shareholders of such Purchaser, or the estates and family members of any such partners, members, retired partners or retired members and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling shareholder,” and any pro-rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all Persons included in such “selling shareholder,” as defined in this sentence.

(c) Company Deferral. If the Company shall furnish to the Initiating Purchasers a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the request of the Initiating Purchasers; provided, however, that the Company may not utilize this right more than once in any 12-month period.

(d) Maximum Number of Registrations. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 after the Company has effected two registrations pursuant to this Section 2.1 and such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold.

(e) Lockout Period. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 during the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration statement pertaining to a public offering of the Company’s securities; provided that if said registration statement is not yet effective, the Company shall be actively employing in good faith all commercially reasonable efforts to cause such registration statement to be filed and to become effective.

2.2 Company Registration

(a) Initiation. At any time following the Uplisting, if (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Purchasers) any of its stock in connection with the public offering of such securities solely for cash (other than a registration statement relating to the sale of securities by the Company pursuant to a stock option, stock purchase or similar benefit plan or an SEC Rule 145 transaction or any other registration statement that would not customarily provide for the sale of secondary equity shares for cash, such registration, the “Exempt Registration”), the Company shall, at such time, promptly give each Purchaser notice of such registration. Upon the written request of each Purchaser given within 20 days after receipt by such Purchaser of the Company’s notice, the Company shall, subject to the provisions of Section 2.2(b), cause to be registered all of the Registrable Securities that each such Purchaser has requested to be registered.

(b) Underwritten Offering. In connection with any offering involving an underwriting or best efforts placement of shares of the Company’s Common Stock, the Company shall not be required under Section 2.2(a) to include any of the Purchasers’ securities in such offering or the registration statement filed in connection with such offering unless they accept the terms of the underwriting or placement as agreed upon between the Company and the underwriters or placement agents selected by it (or by other persons entitled to select the underwriters or placement agents), and then only in such quantity as the underwriters or placement agents determine in their sole discretion will not jeopardize the success of the offering by the Company; provided, however, that the Purchasers shall not be reduced to less than twenty five percent (25%) of the aggregate shares offered;. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold, other than by the Company, that the underwriters or placement agents determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters or placement agents determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata (to the nearest 100 shares) among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders). For purposes of the preceding apportionment, for any participating Purchaser that is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and shareholders of such Purchaser, or the estates and family members of any such partners, members, retired partners or members and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling shareholder,” and any pro-rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all Persons included in such “selling shareholder,” as defined in this sentence.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Purchaser has elected to include Registrable Securities in such registration.

2.3 Expenses of Registration.

(a) Requested Registration. All expenses, other than underwriting discounts and commissions, stock transfer taxes and fees and the fees and expenses of special counsel for the selling Purchasers, incurred in connection with registrations initiated pursuant to Section 2.1, including all registration, filing, and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Purchasers of a majority of the Registrable Securities to be registered (in which case all participating Purchasers shall bear such expenses on a pro rata basis), unless the Purchasers of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1; provided further, however, that if at the time of such withdrawal, the Purchasers have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Purchasers at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Purchasers shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1. Expenses in excess of thirty five thousand dollars ($35,000) for any special audit required in connection with a registration initiated pursuant to Section 2.1 shall be borne pro-rata by the selling Purchasers.

(b) Company Registration. All expenses other than underwriting discounts and commissions and fees and disbursements of special counsel for the selling Purchasers incurred in connection with registrations of Registrable Securities initiated pursuant to Section 2.2, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

2.4. Market-Standoff Agreement

(a) Market-Standoff Period; Agreement. In connection with the first follow-on offering of the Company’s securities by the Company after the Uplisting, and upon request of the Company or managing underwriter(s) of such offering of the Company’s securities, each Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or the managing underwriter(s) or placement agent(s), as the case may be, for such period of time not exceeding one hundred eighty (180 days) from the date of such request by the Company or the managing underwriter(s) or placement agent(s) and to execute an agreement reflecting the foregoing as may be requested by the managing underwriter(s) or placement agent(s) at the time of the Company’s follow-on offering. The managing underwriter(s) or placement agent(s) are intended third party beneficiaries of this Section 2.4 and shall have the right, power and authority to enforce the provisions of this Section 2.4 as though they were a party hereto.

(b) Limitations. The obligations described in Section 2.4(a) shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company shall have the right to place restrictive legends on the certificates representing the Registrable Securities of each Purchaser and may impose stop-transfer instructions with respect to the Registrable Securities of each Purchaser (and the securities of every other person subject to the restrictions in Section 2.4(a)).

(d) Transferees Bound. Each Purchaser agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 2.4.

3. Miscellaneous.

(a) Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(b) Amendments; Waivers and Consents. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if either Party shall obtain consent thereto in writing from the other Party. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) Notices. All notices, consents, requests, demands and other communications hereunder must be in writing, and shall be deemed to have been duly given or made (i) when delivered in person; (ii) three (3) days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one (1) Business Day after delivery to the telegraph company or overnight courier service with payment provided; or (iv) in the case of telex or telecopy or fax, when sent, verification received; in each case addressed as follows.

If to the Company:

American BriVision (Holding) Corporation

44370 Old Warm Springs Blvd.

Fremont, CA 94538
Telephone: 510-668-0881

Attention: Andy An, Chief Financial Officer
Email: Andyan@ambrivis.com

With a copy (for informational purposes only) to:

Hunter Taubman Fischer & Li LLC

1450 Broadway, 26th Floor

New York, NY 10018

Attn: Joan Wu, Esq.

Telephone: 212 530 2208

Facsimile: 212 202 6380

Email: jwu@htflawyers.com

If to the Transfer Agent:

Olde Monmouth Stock Transfer Co., Inc.

200 Memorial Parkway

Atlantic Highlands, NJ 07716

Ph. (732) 872-2727, Ext 101

Fax. (732) 872-2728

Attn: Matthew Troster

Email: matt@oldemonmouth.com

If to a Purchaser, to its address, facsimile number and/or email address set forth on the signature pages of Purchasers to the Securities Purchase Agreement, with copies to such Buyer’s representatives as set forth on the signature pages of Purchasers to the Securities Purchase Agreement, or to such other address, facsimile number, and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

(d) Severability. The provisions of the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of such Transaction Document and the terms of the Shares shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

(e) Governing Law; Jurisdiction.

(1) This Agreement shall be enforced, governed and construed in accordance with the laws of the State of New York without giving effect to the choice of laws or conflict of laws provisions. Any suit, action or proceeding pertaining to this Agreement or any transaction relating hereto shall be brought in the State of New York and the County of New York and the undersigned hereby irrevocably consents and submits to the jurisdiction of such courts for the purpose of any such suit, action, or proceeding.

(2) The Purchaser hereby waives, and agrees not to assert against the Company, or any successor assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (i) any claim that the Purchaser is not personally subject to the jurisdiction of the above-named courts, and (ii) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of any such suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts.

(f) Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

(g) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(h) Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Securities Purchase Agreement and this Agreement.

[Signature Page to Follow]

[Signature Page to Registration Rights Agreement for American BriVision (Holding) Corporation]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

AMERICAN BRIVISION (HOLDING) CORPORATION

By:
Name:	Howard Doong
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement for Purchasers]

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PURCHASER:

By:
Name:
Signer:
Title: